SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date earliest event reported): March 18, 1997


                         Registrant, State of Incorporation,  I.R.S. Employer
Commission File Number   Address and Telephone Number         Identification No.
----------------------   -----------------------------------  -----------------
0-8410                   WYANT CORPORATION                    11-2236837
                         (a New York corporation)
                         100 Readington Road
                         Somerville, New Jersey 08876
                         Telephone (908) 707-1800

Item 2.           Acquisition or Disposition of Assets.


On March 18, 1997, Wood-Wyant Inc. ("Buyer"), a wholly owned Canadian subsidiary of Wyant Corporation (Nasdaq: WYNT), formerly known as Hosposable Products, Inc. ("Wyant"), purchased the business and all operating assets and assumed the operating liabilities of Wyant & Company Inc. (the "Acquired Business"), formerly known as G.H. Wood + Wyant Inc. ("Seller").

The operating assets of Seller principally include inventory, accounts receivable, property, plant and equipment (including primarily Seller's converting facility in Pickering, Ontario, Canada), patents, trademarks, customer lists and any and all other assets, tangible or intangible, that are required to operate the Acquired Business. The converting facility in Pickering, Ontario, Canada acquired by Buyer converts base paper into paper hand towels and bathroom tissue. Specialized machinery at this plant cuts, folds or winds the paper into finished products that are packaged and placed in shipping containers. Buyer intends to continue to use the Pickering converting facility as well as other plant, equipment and physical property consistent with prior practice.

The consideration paid by Buyer to Seller consisted of the following: (i) Cdn$5 million (US$3,649,635) financed by Buyer pursuant to two credit facilities established by Wyant with First Union National Bank; (ii) a promissory note in the amount of Cdn$4,262,741 (US$3,111,490), subject to adjustment as described below (the "Note"), which Note will be exchanged for shares of Class A Preferred Stock of Buyer (the "Class A Preferred Stock") (on the basis of one share of Class A Preferred Stock of Buyer for each Cdn$1.00 of unpaid principal of the
Note) immediately after such adjustment, having a liquidation preference of Cdn$1.00 per share, which shares will have a dividend rate of 4% per annum and will be mandatorily redeemable over ten years; (iii) 3,800,000 shares of Class B Preferred Stock of Buyer (the "Class B Preferred Stock") that are mandatorily redeemable over ten years, have a dividend rate of 3.999% per annum and have an aggregate liquidation preference of Cdn$3,800,000 (US$2,773,723); and (iv) 1,000,000 shares of Class E Preferred Stock of Buyer (the "Class E Preferred Stock") having a liquidation preference per share of one share of Wyant common stock, par value $.01 per share ("Wyant Common Stock"), that are exchangeable at any time for Wyant Common Stock on a share for share basis and are entitled to dividends equivalent, on a per share basis, to any dividends paid by Wyant on Wyant Common Stock.

The amount of the Note included in such consideration is based on the assumption that Seller's earnings for the period from January 1, 1996 to March 18, 1997 equaled Cdn$2,700,000 (US$1,970,803) (without taking into account a deferred tax liability that Wyant expects to record from January 1, 1996 to March 18, 1997 in the amount of approximately Cdn$1,000,000 (US$729,927)). In the event that such earnings are greater or less than Cdn$2,700,000 (US$1,970,803), then the amount of the Note, and therefore the shares of Class A Preferred Stock to be issued in exchange for the Note, will be increased or decreased by a corresponding amount. The liabilities of Seller assumed by Buyer as a result of acquiring the Acquired Business include bank term debt in an amount of approximately Cdn$4,727,000 (approximately US$3,450,365).

Seller and its current and former shareholders currently own approximately 55.4% of the outstanding shares of Wyant Common Stock. If Seller, as the holder of the Class E Preferred Stock, exercises in full its rights to exchange the Class E Preferred Stock for Wyant Common Stock, Seller and its current and former shareholders would increase their percentage ownership of the total outstanding shares of Wyant Common Stock held by them from 55.4% to 72%.

The portion of the consideration for the Acquired Business received, directly or indirectly, by James A. Wyant, a director of Wyant and shareholder of Seller, was Cdn$600,000 (US$437,956) in cash, 3,800,000 shares of Class B Preferred Stock and 833,334 shares of Class E Preferred Stock and, after the exchange of the Note as described above, will be 762,741 shares of Class A Preferred Stock, subject to adjustment as described above. The portion of the consideration for the Acquired Business received, directly or indirectly, by Gerald W. Wyant, James A. Wyant's father and a director of Wyant, was Cdn$2.4 million (US$1,751,825) in cash. The balance of the consideration for the Acquired Business was and, with respect to the shares of Class A Preferred Stock to be received after the exchange of the Note, will be, received, directly or indirectly, by the siblings of James A. Wyant, as shareholders of Wyant. Furthermore, in connection with the acquisition of the Acquired Business by Wyant, Seller entered into employment agreements with Gerald W. Wyant and James
A. Wyant that were assigned to Wyant as part of the Acquired Business.

The acquisition of the Acquired Business was negotiated on behalf of Wyant by a special committee composed of disinterested members of its board of directors. The special committee, which engaged a financial advisor, Houlihan, Lokey, Howard & Zukin, Inc. ("Houlihan Lokey"), and legal counsel, concluded that the terms and conditions of the acquisition of the Acquired Business were fair to Wyant shareholders, and that the consummation of the acquisition on such terms and conditions was in the interests of Wyant shareholders. Houlihan Lokey rendered its opinion setting forth its view that the acquisition of the Acquired Business was fair from a financial point of view to Wyant shareholders. The acquisition of the Acquired Business was approved by Wyant's board of directors on November 6, 1996, and subsequently approved by the shareholders of Wyant at a special meeting of such shareholders that took place on March 17, 1997.

All conversions from Canadian to United States dollars set forth above are based on an exchange rate of US$1.00 to Cdn$1.37.

Item 7.           Financial Statements and Exhibits.

                  (a)      Financial Statements of Business Acquired

                           As permitted by Item 7(a)(4) of Form 8-K, the required financial statements are not included
                           herewith   and  will  be  filed  under  cover  of  an
                           amendment to this Report on Form 8-K as soon as practicable, but not later than 60 days after this Report on Form 8-K must be filed.

                  (b)      Pro Forma Financial Information

                           As permitted by Item 7(b)(2) of Form 8-K, the required pro forma financial information is not included herewith and will be filed under cover of an amendment to this Report on Form 8-K as soon as practicable, but not later than 60 days after this Report on Form 8-K must be filed.

                  (c)      Exhibits

                           2.1 Asset Purchase Agreement dated as of November 12, 1996 among Wyant, Buyer and Seller (incorporated by reference from Wyant's Current Report on Form 8-K dated November 12, 1996, Commission file number 0-8410).

                           2.2 Amendment No. 1 to Asset Purchase Agreement dated as of January 22, 1997 among Wyant, Buyer and Seller.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    WYANT CORPORATION


                                    By:/s/ Joseph H. Weinkam, Jr.
                                       -------------------------------------
                                       Name:  Joseph H. Weinkam, Jr.
                                       Title: President and Chief Operating
                                              Officer




Dated:  March 27, 1997